Exhibit 4.4

DT MIDSTREAM, INC.
as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 12, 2024

to

INDENTURE

Dated as of April 11, 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 12, 2024, is by and among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), and as collateral agent (in such capacity, the “Notes Collateral Agent”).
RECITALS
WHEREAS, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent are party to an Indenture, dated as of April 11, 2022 (the “Existing Indenture” and together with this First Supplemental Indenture, the “Indenture”), relating to the Issuer's 4.300% Senior Secured Notes due 2032 (the “Notes”);
WHEREAS, Section 9.01(a)(1) of the Existing Indenture provides that the Indenture may be amended or supplemented, without the consent of any Holder of Notes, to cure any ambiguity, mistake, defect or inconsistency;
WHEREAS, Section 9.01(a)(6) of the Existing Indenture provides that the Indenture may be amended or supplemented, without the consent of any Holder of Notes, to conform the text thereof to any provision of the “Description of the Notes” section in the final Offering Memorandum of the Issuer, dated March 30, 2022 (the “Offering Memorandum”), with respect to the Notes offered thereunder;
WHEREAS, the definition of “Excluded Assets” was included in the Offering Memorandum but omitted from the Indenture and Security Agreement; and
WHEREAS, all action on the part of the Issuer necessary to authorize this First Supplemental Indenture has been duly taken.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
SECTION 1.01. Amendment to Section 11.02(a)(2). Section 11.02(a)(2) of the Existing Indenture is hereby amended to include the following definition of “Excluded Asset” (as such term is used in the Offering Memorandum):
“Excluded Asset” means:
(a) any lease, license, permit, governmental authorization, contract, property right or agreement if the grant of a Lien thereon (i) gives any other person party thereto (other than the Issuer or any Subsidiary thereof) the right to terminate its obligations thereunder, (ii) constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Guarantor therein or (iii) constitutes or result in a breach or termination pursuant to the terms of, or a default under, such agreement (other than to the extent rendered ineffective under the Uniform Commercial Code);
(b) any property and assets the pledge of which is prohibited by any legal requirement or would require governmental consent, approval, license or authorization (except to the extent ineffective under applicable law);

(c) any property subject to a purchase money Lien or a capital lease not prohibited pursuant to the indenture if the agreement granting such Lien prohibits or requires the consent of any person (other than the Issuer or any Subsidiary) as a condition to the creation of any other Lien thereon, for so long as the applicable indebtedness has not been repaid in full or the applicable prohibition or consent requirement has not been removed or terminated;
(d) real property other than fee-owned real property (other than any improvements or easements, rights-of-way or similar interests that are located on any fee-owned real property and, in the case of any such easements, rights-of-way or similar interests, that are necessary for ingress or egress thereto);
(e) motor vehicles, aircraft, rolling stock and vessels and any other assets subject to certificates of title (other than to the extent that a security interest in such property can be effected by the filing of a UCC-1 financing statement);
(f) any ‘‘intent-to-use’’ application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a ‘‘Statement of Use’’ pursuant to Section 1(d) of the Lanham Act or an ‘‘Amendment to Allege Use’’ pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(g) customary excluded accounts (including de minimis excluded accounts with an average monthly balance of less than $1.0 million individually and $5.0 million in the aggregate);
(h) property located or titled in any non-U.S. jurisdiction (other than to the extent that a security interest in such property can be effected by the filing of a UCC-1 financing statement);
(i) voting equity interests of any (i) Foreign Subsidiary or (ii) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests or indebtedness of one or more Foreign Subsidiary that are “controlled foreign corporations” (“CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986 (each under this clause (ii) a “Specified Excluded Subsidiary”), in each case, representing more than 65% of the voting power of all outstanding Equity Interests of such Subsidiary; and
(k) any asset of any CFC and any asset of any Specified Excluded Subsidiary.
ARTICLE II
MISCELLANEOUS
SECTION 2.01. Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Indenture. The rules of interpretation set forth in the Existing Indenture shall be applied hereto as if set forth in full herein.
SECTION 2.02. Ratification of Existing Indenture; Supplemental Indenture Part of Existing Indenture. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Existing Indenture for all purposes.

SECTION 2.03. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
SECTION 2.04. Counterparts. This First Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 2.05. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.
[Signature Page Follows]

SIGNATURES

Dated as of the date first written above.

ISSUER:

DT MIDSTREAM, INC.

By:	/S/ JEFFREY A. JEWELL

Name: Jeffrey A. Jewell

Title: Executive Vice President and
Chief Financial Officer

[Signature Page to First Supplemental Indenture]

GUARANTORS:

DT Midstream Holdings, LLC
DTM Gas Storage Company
Washington 10 Storage Corporation
DTM Pipeline Company
Bluestone Gas Corporation of New York, Inc.
Bluestone Pipeline Company of Pennsylvania, LLC
Susquehanna Gathering Company I, LLC
DTM Appalachia Holdings, LLC
DTM Appalachia Gathering, LLC
DTM Series B Holdings, LLC
DTM Louisiana Midstream Holdings 1, LLC
DTM Louisiana Midstream Holdings 2, LLC
DTM Louisiana Midstream, LLC
DTM Louisiana Gathering, LLC
DTM Leap Gas Gathering, LLC
DTM Gen6 Proppants, LLC
DTM Specialized Water Service, LLC
DTM Michigan Gathering Holding Company
DTM Michigan Gathering Company
Saginaw Bay Pipeline Company
DTM Michigan Lateral Company
DTM Vector Company
DTM Vector II Company
DTM Nexus, LLC
DTM Nexus Holdings, LLC
DTM Millennium Company

By:	/S/ JEFFREY A. JEWELL

Name: Jeffrey A. Jewell
Title: Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

TRUSTEE AND NOTES COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/S/ JAMES KOWALSKI

Name: James Kowalski
Title: Vice President
:

[Signature Page to First Supplemental Indenture]